Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108997, 333-44034, and 33-47656 on
Form S-8 of our report dated September 24, 2009, appearing in this Annual Report on Form 11-K of the Procter & Gamble

International Stock Ownership Plan for the year ended June 30, 2009.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Cincinnati, Ohio
September 24, 2009